Exhibit 99.1
News Release
Contact: Roy C. Thygesen, Chief Executive Officer
   (815) 725-0123
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Reports Improved Earnings in the First Quarter of 2013

Joliet, Illinois, May 2, 2013 - First Community Financial Partners, Inc. (OTCBB: FCMP, “First Community”), holding company for First Community Financial Bank, which provides full service banking and financial services from six locations in Chicago's south and southwest suburbs, today announced results for the quarter ended March 31, 2013.  First Community's results reflected improvement in earnings from the fourth quarter of 2012. For the quarter ended March 31, 2013, First Community's net income applicable to common shareholders was $1.1 million, or $0.08 per diluted share, compared with net income applicable to common shareholders of $490,000, or $0.04 per diluted share, for the quarter ended December 31, 2012.

FIRST QUARTER 2013 FINANCIAL HIGHLIGHTS

•	Return on average assets (“ROAA”) was 0.49% for the first quarter of 2013, compared with 0.22% for the fourth quarter 2012.

•	Return on average common equity for the first quarter of 2013 was 4.93%, compared with 2.25% for the fourth quarter of 2012.

•	Book value per common share increased $0.16 to $4.30 per common share at March 31, 2013, compared to $4.14 at December 31, 2012.

•	Non-performing loans to total loans increased to 4.85% at March 31, 2013, compared with 4.39% at December 31, 2012.

•	The provision for loan losses decreased to $1.2 million for the first quarter 2013 from $1.5 million for the fourth quarter 2012.

•	Total risk-based capital ratio increased to 15.33% at March 31, 2013, compared with 14.46% at December 31, 2012, reflecting a strengthened capital position.

•	Loans grew by $6.2 million during the first quarter 2013.

First Community Chief Executive Officer, Roy Thygesen, stated, “in addition to our improved financial results this quarter, we completed several strategic initiatives started in 2012. The four bank charters were merged into one combined bank named First Community Financial Bank. Immediately following the merger, we consolidated and upgraded the multiple bank computer platform operating systems into one providing greater convenience and product capabilities for clients.”

About First Community Financial Partners, Inc.: The bank holding company was formed following the organization of First Community Bank of Joliet, the most successful launch of a de novo bank in Illinois history, to participate with local business leaders from other near west and southwest suburban communities to charter additional local banks focused on commitment to their community. Within five years, First Community Bank of Plainfield, First Community Bank of Homer Glen/Lockport, Burr Ridge Bank and Trust and new branches of First Community Bank of Joliet located in Channahon and Naperville had opened their doors, following the proven model consisting of local investors, board members and bankers. Over the years, the reception by local businesses and professional firms has proven that small and midsized businesses will respond to the personal approach of a bank that is owned and operated by experienced bankers who are invested in and concerned for the future of their community.

About First Community Financial Bank: With assets approaching $1 billion, First Community Financial Bank is a wholly owned banking subsidiary of First Community Financial Partners, Inc., with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge. The combined result of four recently merged subsidiary bank charters, the bank remains dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service through experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements other than statements of historical facts, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of the Company and its wholly owned bank subsidiary to realize the synergies from the recent acquisition of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of the Company and its wholly owned bank subsidiary, including risks associated with the Company's possible pursuit of acquisitions; economic conditions in the Company’s, and its wholly owned bank subsidiary's service areas; system failures; losses of large customers; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing banking; high costs of regulatory compliance; the impact of legislation and regulatory changes on the banking industry; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 15, 2013.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to the Company, and its wholly owned bank subsidiary or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

First Community Financial Partners, Inc.
Selected Financial Data
Unaudited

The following tables set forth selected consolidated financial and other data for First Community Financial Partners at the dates and for the periods indicated. The selected financial and other data have not been audited, but in the opinion of management of First Community reflect all necessary adjustments for a fair presentation of results as of the dates and for the periods covered.

Selected Financial Condition Data
	As of the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(dollars in thousands, except share data)
Total assets	$867,520	$902,600	$886,662	$870,097	$884,709
Total securities (1)	105,270	109,928	109,108	111,473	99,066
Loans	643,354	637,114	654,328	655,376	665,758
Allowance for loan losses	21,931	22,878	25,490	26,291	28,322
Net loans	621,423	614,236	628,838	629,085	637,436
Non-performing loans (2)	31,218	27,941	33,706	35,343	38,985
Total deposits	747,846	780,662	757,665	752,105	768,658
Subordinated debt, convertible	4,060	4,060	4,060	4,060	4,060
Subordinated debt	9,723	—	—	—	—
Other borrowed funds	19,769	25,695	32,201	23,227	4,035
Shareholders' equity (3)	82,759	87,931	87,203	86,155	85,737
Common shares outstanding	16,175,938	12,175,401	12,052,402	12,060,402	12,036,402

Footnotes:
(1) Includes available for sale securities recorded at fair value and Federal Home Loan Bank stock at cost.
(2) Non-performing loans include loans on nonaccrual status and those past due more than 90 days and still accruing interest.
(3) Includes shareholders' equity attributable to outstanding shares of Series B, 5% cumulative perpetual preferred stock and Series C, 9% cumulative perpetual preferred stock.

	As of and for the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Selected Operating Data	(dollars in thousands, except per share data)
Interest income	$8,890	$9,153	$9,569	$9,701	$10,144
Interest expense	1,519	1,758	1,985	2,145	2,411
Net interest income	7,371	7,395	7,584	7,556	7,733
Provision for loan losses	1,232	1,511	1,118	2,048	2,385
Net interest income after provision for loan losses	6,139	5,884	6,466	5,508	5,348
Non-interest income	537	335	474	338	401
Non-interest expense	5,194	5,361	5,896	5,403	5,120
Income before income taxes	1,482	858	1,044	443	629
Income tax expense (benefit)	34	(172)	170	172	171
Income before non-controlling interest	1,448	1,030	874	271	458
Net income attributable to non-controlling interests	54	185	311	343	271
Net income (loss) applicable to First Community Financial Partners, Inc.	1,394	845	563	(72)	187
Dividends and accretion on preferred shares	314	355	355	355	354
Net income (loss) applicable to common shareholders	$1,080	$490	$208	$(427)	$(167)

Per Share Data
Earnings (loss) per common share
Basic	$0.08	$0.04	$(0.03)	$(0.04)	$(0.01)
Diluted	0.08	0.04	(0.03)	(0.04)	(0.01)
Book value per common share	$4.30	$4.14	$4.15	$4.10	$4.11

Performance Ratios
Annualized return on average assets	0.49%	0.22%	0.10%	(0.19)%	(0.08)%
Annualized return on average common equity	4.93%	2.25%	0.96%	(1.98)%	(0.78)%
Net interest margin	3.44%	3.48%	3.59%	3.55%	3.60%
Interest rate spread	3.26%	3.28%	3.36%	3.32%	3.35%
Efficiency ratio(1)	65.68%	69.35%	73.17%	68.44%	62.95%
Average interest-earning assets to average interest-bearing liabilities	126.13%	124.85%	124.44%	123.41%	122.14%
Average loans to average deposits	83.30%	85.15%	87.32%	85.56%	87.89%
Cost of interest-bearing liabilities	0.89%	1.03%	1.17%	1.24%	1.37%

Footnotes:
(1) We calculate our efficiency ratio by dividing non-interest expense by the sum of net interest income and non-interest income.
No tax equivalent adjustments were made as the effect thereof was not material.

	As of and for the Three Months Ended
Asset Quality Ratios	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Non-performing loans(2) to total loans	4.85%	4.39%	5.15%	5.39%	5.86%
Non-performing assets(3) to total assets	3.99%	3.10%	4.23%	4.51%	5.02%
Allowance for loan losses to non-performing loans	70.25%	81.88%	75.62%	74.39%	72.65%
Allowance for loan losses to total loans	3.41%	3.59%	3.90%	4.01%	4.25%

Capital Ratios
Average equity to average total assets	9.84%	9.90%	9.94%	9.81%	9.70%
Tier 1 leverage	9.15%	9.87%	9.05%	9.69%	9.61%
Tier 1 risk-based capital	12.02%	12.60%	11.22%	11.97%	11.90%
Total risk-based capital	15.33%	14.46%	12.93%	13.82%	13.75%

Footnotes:
(2) Non-performing loans include loans on nonaccrual status and those past due more than 90 days and still accruing interest.
(3) Non-performing assets consist of non-performing loans and other real estate owned.